Exhibit 10.2

AMENDMENT

TO

PLEDGE AND SECURITY AGREEMENT

Reference is made to the Pledge and Security Agreement, dated as of June 25, 2008 (as amended to date, the “Security Agreement”), by and among Precision Optics Corporation, Inc., a Massachusetts corporation (the “Borrower”), such other parties as may become Grantors thereunder (together with the Borrower, the “Grantors” and, individually, a “Grantor”) and the Investors named as such in the Purchase Agreement, dated June 25, 2008 (as amended to date and as the same may hereafter be amended from time to time, the “Purchase Agreement”), among the Borrower and such Investors (collectively, the “Purchasers”).

WHEREAS, the Borrower has advised the Purchasers that it wishes to sell certain Collateral for fair market value, sale is currently prohibited by the terms of the Security Agreement;

WHEREAS, the Purchasers wish to consent to such, on the terms and conditions set forth herein

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Section 1 of the Security Agreement is hereby modified by adding at the end of such Section the following new sentence:

In addition, the term “Patent Rights” as used herein, means all right, title and interest of the Grantors in and to the following: (i) all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and (ii) to the extent related to the items described in clause (i) all (a) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (b) copyrights and copyrightable works; (c) registrations, applications and renewals for any of the foregoing; and (d) proprietary computer software (including but not limited to data, data bases and documentation).

2.     Section 2 of the Security Agreement is hereby modified by restating the final paragraph thereof to read in its entirety as follows:

Notwithstanding the foregoing, Collateral shall not include any of the following (collectively, the “Excluded Collateral”) (1) vehicles subject to a certificate of title statute, (2) rights under licenses, permits and contracts in which a security interest may not be granted except to the extent that such prohibition is not enforceable under the applicable Uniform Commercial Code, provided, that the Grantors shall not permit any such prohibitions in any contracts, licenses and permits entered into after the date hereof except in the ordinary course consistent with past practice (3) the property listed on Schedule 2 attached hereto and (4) immediately upon their sale by a Grantor for fair market value in accordance with the Asset Purchase Agreement dated on or about July 21, 2011, all Patent Rights, provided that the security interest intended to be granted by this Agreement shall attach to the proceeds of such sale

3.     Section 6 of the Security Agreement is hereby modified by adding at the end of such Section the following new sentence:

Notwithstanding the foregoing, to the extent any Collateral subject to a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement becomes Excluded Collateral, the Purchasers agree to execute and deliver to the Grantors, upon the request and at the expense of the Grantors, all documents and instruments necessary to terminate of record the security interest of the Purchasers in such Excluded Collateral.

4.     The Grantors hereby (a) reaffirm and admit the validity and enforceability of the Notes and all of the obligations of the Borrower thereunder, (b) agree and admit that the Borrower has no defenses to or offsets against any such obligation and (c) certify that, immediately after giving effect to this Amendment, (i) no Event of Default (or event which, with the giving of notice or passage of time would constitute an Event of Default) exists and (ii) each of the representations and warranties contained in the Security Agreement is true and correct with the same effect as though such representation and warranty had been made on the date hereof, except to the extent such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall continue to be true and correct on and as of such earlier date.

5.     The Grantors hereby confirms that (i) the Security Agreement, as amended hereby, remains in full force and effect and is hereby ratified and confirmed.

6.     This Amendment may be executed in any number of counterparts all of which, taken together, shall constitute one agreement.  In making proof of this Amendment, it shall only be necessary to produce the counterpart executed and delivered by the party to be charged.

7.     THIS AMENDMENT IS BEING EXECUTED AND DELIVERED IN, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date set forth below.

Dated: July 27, 2011

GRANTOR:

PRECISION OPTICS CORPORATION, INC.

By:	/s/ Joseph N. Forkey
Name: Joseph N. Forkey
Title: President, Chief Executive Officer and Treasurer

PURCHASERS:

SPECIAL SITUATIONS FUND III QP, L.P.

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By:	/s/ David Greenhouse
Name: David Greenhouse
Title: General Partner

/s/ Arnold Schumsky
Arnold Schumsky